UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

TOURMALINE BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40384	83-2377352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27 West 24th Street Suite 702, New York, NY	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 481-9832

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	TRML	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Merger (as defined below) pursuant to the Agreement and Plan of Merger, dated as of September 8, 2025 (the “Merger Agreement”), by and among Tourmaline Bio, Inc., a Delaware corporation (the “Company”), Novartis AG, a company limited by shares (Aktiengesellschaft) incorporated under the laws of Switzerland (“Parent”), and Torino Merger Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, on September 29, 2025, Purchaser commenced a cash tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of the Company, par value $0.0001 per share (the “Shares”), at a price of $48.00 per Share in cash, without interest and subject to any applicable withholding of taxes (the “Offer Price”) and subject to the satisfaction or waiver, to the extent permitted under applicable legal requirements, of certain conditions set forth in the Merger Agreement.

The Offer expired at one minute following 11:59 p.m., Eastern Time, on October 27, 2025 (such date and time, the “Expiration Time”) and was not extended. Computershare Trust Company, N.A., in its capacity as depositary for the Offer, advised Purchaser that, as of the Expiration Time, 24,030,382 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 92.94% of the then outstanding Shares. Accordingly, the Minimum Condition (as defined in the Merger Agreement) has been satisfied. Purchaser has accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer prior to the Expiration Time and payment for such Shares has been or will be made promptly in accordance with the terms of the Offer.

Following the completion of the Offer and the satisfaction or waiver of certain conditions set forth in the Merger Agreement, on October 28, 2025, Parent, Purchaser and the Company, pursuant to Section 251(h) of the General Corporation Law of the State of Delaware and without a vote of the Company’s stockholders, effected the merger of Purchaser with and into the Company pursuant to the Merger Agreement (the “Merger”), with the separate corporate existence of Purchaser ceasing and the Company surviving the Merger under the name “Tourmaline Bio, Inc.” as an indirect wholly owned subsidiary of Parent (the “Surviving Corporation”).

The foregoing description of the Merger Agreement, the Merger and the transactions contemplated thereby contained in this Introductory Note, including the Merger, does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 of the Current Report on Form 8-K filed by the Company with the SEC on September 9, 2025, and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

In connection with the closing of the transactions contemplated by the Merger Agreement (the “Closing”), on October 15, 2025, the Company provided written notice to Leerink Partners LLC (“Leerink”), as sales agent, of its election to terminate the Sales Agreement, dated November 7, 2024, by and between the Company and Leerink (the “ATM Sales Agreement”), with such termination contingent upon the Closing. As previously reported, pursuant to the terms of the ATM Sales Agreement, the Company could offer and sell up to $100.0 million of shares of its common stock, par value $0.0001 per share, from time to time through an “at the market” equity offering program under which Leerink would act as agent and/or principal.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the effective time of the Merger (the “Effective Time”), each Share then outstanding (other than Shares (a) held by the Company or in the Company’s treasury (other than, in each case, Shares held in a fiduciary or agency capacity and beneficially owned by third parties), Parent, Purchaser, any other direct or indirect wholly owned subsidiary of Parent, or by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under Delaware law, or (b) irrevocably accepted for purchase in the Offer (such Shares described in clause (a) and clause (b) of this paragraph, the “Excluded Shares”)) was cancelled and converted into the right to receive the Offer Price (the “Merger Consideration”).

1

Each (a) Company stock option (collectively, the “Options”) outstanding as of immediately prior to the Effective Time was automatically accelerated and became fully vested and exercisable immediately prior to, and contingent upon, the Effective Time and as of the Effective Time, each vested Option (after giving effect to such acceleration) that was outstanding and unexercised as of immediately before the Effective Time was automatically canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the total number of Shares subject to such Option immediately prior to the Effective Time, multiplied by (ii) the excess of the Merger Consideration over the exercise price payable per Share under such Option; (b) share of Company restricted stock outstanding as of immediately prior to the Effective time was automatically accelerated and became fully vested as of immediately prior to, and contingent upon, the Effective Time and was treated as a Share pursuant to the terms of the Merger Agreement; and (c) Company restricted stock unit award (collectively, the “RSU Awards”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, was automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the total number of Shares issuable in settlement of such RSU Award immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration. Each Option with an exercise price equal to or in excess of the Merger Consideration was automatically cancelled for no consideration.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Offer and the Merger, on October 28, 2025, the Company requested that the Nasdaq Global Select Market (“Nasdaq”) suspend the Shares from trading effective as of the open of trading on October 28, 2025, remove the Shares from listing on Nasdaq, and file with the SEC an application on Form 25 to report the delisting of the Shares from Nasdaq (the “Form 25”). After effectiveness of the Form 25, the Company intends to file with the SEC a Form 15 with respect to the Shares, requesting the deregistration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

From and after the Effective Time, holders of Shares (other than Excluded Shares) immediately prior to such time ceased to have any rights as stockholders of the Company (other than their right to receive the Merger Consideration for each Share held, pursuant to the Merger Agreement).

Item 5.01 Changes in Control of Registrant.

The information contained in the Introductory Note, Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.01.

At the Effective Time, the Company became an indirect wholly owned subsidiary of Parent. As a result of Purchaser’s acquisition of the Shares pursuant to the Offer and the consummation of the Merger, a change of control of the Company occurred. Purchaser obtained the funds necessary to fund the acquisition through a variety of sources, including cash on hand provided by Parent and its controlled affiliates.

2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.02.

Effective immediately following and contingent upon the consummation of the Merger, Caley Castelein, M.D., Aaron Kantoff, Sandeep Kulkarni, M.D., Mark McDade, Clay Siegall, Ph.D., Sapna Srivastava, Ph.D., and Parvinder Thiara resigned from his or her position as a member of the Company’s board of directors (the “Board”) and all committees thereof. Such resignations from the Board were in connection with the transactions contemplated by the Merger Agreement and were not a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices or any other matter.

In addition, effective immediately following and contingent upon the consummation of the Merger, Sandeep Kulkarni, M.D., resigned as the Company’s Chief Executive Officer, Ryan Robinson resigned as the Company’s Chief Financial Officer, Brad Middlekauff, J.D., resigned as the Company’s Chief Business Officer and General Counsel, Susan Dana Jones, Ph.D., resigned as the Company’s Chief Technology Officer, and Kevin Johnson, Ph.D., resigned as the Company’s Chief Regulatory Officer. Such resignations were in connection with the transactions contemplated by the Merger Agreement and were not a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices or any other matter.

At the Effective Time, in connection with the Merger and in accordance with the terms of the Merger Agreement, the directors of Purchaser, John McKenna and Eduard Marti, became the directors of the Surviving Corporation. Also in connection with the Merger and in accordance with the terms of the Merger Agreement, the following individuals became the officers of the Surviving Corporation: (i) John McKenna was appointed to serve as the President of the Company and (ii) Eduard Marti was appointed to serve as Vice President and Treasurer of the Company. Biographical information regarding such individuals can be found in Schedule I of the Offer to Purchase, which was filed as Exhibit (a)(1)(i) to the Tender Offer Statement on Schedule TO filed by Parent and Purchaser with the SEC on September 29, 2025, as subsequently amended, which information is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporations or Bylaws, Change in Fiscal Year.

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company (the “Certificate of Incorporation”) was amended and restated in its entirety. The Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, pursuant to the Merger Agreement, at the Effective Time, the Company’s bylaws (the “Bylaws”) were amended and restated in their entirety. The Bylaws are filed as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of September 8, 2025, by and among the Company, Parent and Purchaser (incorporated by reference to Exhibit 2.1 of the Current Report of Form 8-K filed by the Company with the SEC on September 9, 2025)
3.1	Amended and Restated Certificate of Incorporation of Tourmaline Bio, Inc. (filed herewith).
3.2	Amended and Restated Bylaws of Tourmaline Bio, Inc. (filed herewith).
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

* Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to provide copies of any of the omitted exhibits and schedules upon request by the SEC.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tourmaline Bio, Inc.

By:	/s/ Jaime Huertas
Name: Jaime Huertas
Title: Secretary

Dated: October 28, 2025

4